UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2022

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Karyopharm Therapeutics Inc. (the “Company”) and Ran Frenkel agreed that Mr. Frenkel will cease to serve as the Company’s Executive Vice President, Chief Development Officer effective August 15, 2022. Mr. Frenkel’s role currently includes serving as global head of clinical operations for the Company. Stuart Poulton, who has served as the Company’s Senior Vice President, Strategy and Portfolio Management since February 2022, has been promoted to Executive Vice President, Chief Development Officer, effective July 27, 2022. In this role, Mr. Poulton will serve as global head of clinical operations and portfolio management for the Company, reflecting a consolidation of leadership for these functions. Mr. Poulton has more than 25 years of experience in the global biotech and pharmaceutical space having served in both clinical operations and portfolio leadership roles at AbbVie Inc., Amgen Inc. and Eli Lilly and Company. Other corporate functions overseen by Mr. Frenkel, including data sciences, clinical pharmacology, data management, medical writing and quality will be consolidated under Mr. Poulton or Dr. Reshma Rangwala, the Company’s Chief Medical Officer.

The Company plans to enter into both a separation agreement and a consulting agreement with Mr. Frenkel in connection with his separation from employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: July 28, 2022	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary